Exhibit 99.1

Bio-Path Holdings to Present at the 2nd Annual Cantor Fitzgerald Healthcare Conference

HOUSTON—July 6, 2016 – Bio-Path Holdings, Inc., (NASDAQ: BPTH), a biotechnology company leveraging its proprietary DNAbilize™ liposomal delivery and antisense technology to develop a portfolio of targeted nucleic acid cancer drugs, today announced that Peter H. Nielsen, Chief Executive Officer of Bio-Path Holdings, will present a corporate overview at the upcoming 2nd Annual Cantor Fitzgerald Healthcare Conference on Wednesday, July 13, 2016 at 8:00 a.m. ET in New York, NY.

A live webcast of the presentation can be accessed under “Presentations and Publications” in the Media section of the Company’s website at www.biopathholdings.com or at http://wsw.com/webcast/cantor4/bpth.

About Bio-Path Holdings, Inc.

Bio-Path is a biotechnology company focused on developing therapeutic products utilizing DNAbilize™, its proprietary liposomal delivery and antisense technology, to systemically distribute nucleic acid drugs throughout the human body with a simple intravenous transfusion. Bio-Path’s lead product candidate, BP1001 (Liposomal Grb2 antisense), is in a Phase II study for blood cancers and in preclinical studies for solid tumors. Bio-Path’s second drug candidate, also a liposomal antisense drug, is ready for the clinic where it will be evaluated in lymphoma and solid tumors.

For more information, please visit the Company's website at http://www.biopathholdings.com.

# # #

Contact Information:

Investors

Will O’Connor

Stern Investor Relations, Inc.

212-362-1200

will@sternir.com

Doug Morris

Investor Relations

Bio-Path Holdings, Inc.

832-742-1369